Exhibit 22.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 3, 2020, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Fox Factory Holding Corp. on Form 10-K for the year ended January 3, 2020. We consent to the incorporation by reference of said reports in the Registration Statement of Fox Factory Holding Corp. on Form S-8 (File No. 333-192238).

/s/ GRANT THORNTON LLP

San Francisco, California
March 3, 2020